Mafco Holdings Inc./GSB PrISM

 Terms and Conditions for PrISM



                 Sellers:                           Mafco Holdings Inc. ("Parent") and GSB Investments Corp.,
                                                    an indirect wholly-owned subsidiary of Parent
                                                    ("Subsidiary", and each of Parent and Subsidiary, a
                                                    "Seller").

                 Purchaser:                         JPMorgan Chase Bank.

                 Agent:                             J.P. Morgan Securities Inc.

                 Calculation Agent:                 JP Morgan Chase Bank or an affiliate thereof. All
                                                    determinations and calculations of the Calculation Agent
                                                    shall be made in good faith and in a commercially
                                                    reasonable manner.

                 Issue:                             PrISM (Principal Installment Stock Monetization) Prepaid
                                                    Variable Forward Contract (the "Contract"), maturing on
                                                    the Maturity Date, relating to the Underlying Shares.
                                                    The Contract may be executed in one or more tranches
                                                    (each, a "Tranche").

                 Underlying Shares:                 Up to 2,000,000 shares of Common Stock, par value $1.00
                                                    per share (the "Common Stock"), of Golden State Bancorp
                                                    Inc. (the "Issuer").

                 Aggregate Contract Price:          For any Tranche, an amount equal to the product of (a)
                                                    the Issue Price for such Tranche and (b) the Base Amount
                                                    for such Tranche.

                 Base Amount:                       For any Tranche, the number of shares of Common Stock
                                                    underlying the transaction contemplated hereby hedged by
                                                    the number of shares of Common Stock (the "Hedge Shares"
                                                    with respect to such Tranche) sold by Purchaser in
                                                    connection with its initial hedge of its exposure to the
                                                    transactions contemplated hereby during the period from
                                                    and including the Issue Date immediately preceding the
                                                    Issue Date for such Tranche (or if there is no preceding
                                                    Issue Date, the date hereof) to but excluding the Issue
                                                    Date for such Tranche.

                 Issue Price:                       For any Tranche, the average price per share at which
                                                    Purchaser sells the Hedge Shares with respect to such
                                                    Tranche. Any such sales will be made pursuant to the
                                                    terms set forth under "Registration of Hedge Sales"
                                                    below.

                 Floor Price:                       For any Tranche, 85% of the Issue Price for such Tranche.

                 Final Issue Date:                  The date of completion of Purchaser's initial hedging
                                                    activities in connection with the transactions
                                                    contemplated hereby (which shall in no event be later
                                                    than April 5, 2002).

                 Issue Date:                        Each of the following shall be an Issue Date with respect
                                                    to a Tranche: (i) the Final Issue Date and (ii) any
                                                    business day on or prior to the Final Issue Date if (A)
                                                    such day is designated as an Issue Date by Sellers upon
                                                    three business days' written notice to Purchaser and (B)
                                                    such day is the first business day following the 29th
                                                    calendar day after the Issue Date immediately preceding
                                                    such day (or if there is no preceding Issue Date, the
                                                    Closing Date).

                 Closing Date:                      For any Tranche, three business days following the Issue
                                                    Date for such Tranche.

                 Maturity Date:                     For any Tranche, two years following the initial Closing
                                                    Date.

                 Maturity Price:                    The average closing price per share of Common Stock on
                                                    the first 20 trading days beginning 30 Exchange Business
                                                    Days (days when the national exchange on which the
                                                    Common Stock is listed or quoted is scheduled to be
                                                    open) prior to the Maturity Date.

                 Threshold Price:                   For any Tranche, 170% of the Issue Price for such Tranche.

                 Proceeds Amount:                   For any Tranche, 67.15% of the Aggregate Contract Price
                                                    for such Tranche.  The Proceeds Amount shall be paid by
                                                    Purchaser to Subsidiary on the Closing Date for such
                                                    Tranche.

                 Settlement:                        On the Maturity Date, Sellers will deliver to Purchaser
                                                    an aggregate number of freely transferable shares of
                                                    Common Stock (or cash with an equal value) equal to the
                                                    sum of the Contract Share Amounts for each Tranche.

                 Contract Share Amount:             For any Tranche, the product of (a) the Base Amount for
                                                    such Tranche and (b) the Exchange Rate for such Tranche.

                 Exchange Rate:                     The Exchange Rate for each Tranche will be equal to:

                                                    (a)  if the Maturity Price is less than or equal to the
                                                         Floor Price for such Tranche, one;

                                                    (b)  if the Maturity Price is greater than the Floor
                                                         Price for such Tranche but less than or equal to
                                                         the Threshold Price for such Tranche, the quotient
                                                         of such Floor Price divided by the Maturity Price;
                                                         and

                                                    (c)  if the Maturity Price is greater than the Threshold
                                                         Price for such Tranche, one minus a fraction, the
                                                         numerator of which is equal to the excess of such
                                                         Threshold Price over the Floor Price for such
                                                         Tranche and the denominator of which is equal to
                                                         the Maturity Price.

                 Early Termination:                 At any time on or after the date six months following the
                                                    final Closing Date, each Tranche shall be subject to
                                                    termination in whole or in part at the option of Sellers,
                                                    upon 35 Exchange Business Days' notice, at a price equal
                                                    to Purchaser's replacement cost for the terminated
                                                    portion of such Tranche, as determined by the Calculation
                                                    Agent.

                 Adjustments:                       The Base Amount, the Floor Price, the Threshold Price and
                                                    other variables relevant to the settlement of each
                                                    Tranche shall be subject to adjustment if the Issuer (i)
                                                    subdivides, consolidates or reclassifies the Common
                                                    Stock, (ii) pays a dividend or distribution of Common
                                                    Stock, rights, warrants or other assets on the Common
                                                    Stock, (iii) pays a cash dividend (other than an Ordinary
                                                    Cash Dividend) on the Common Stock, (iv) makes a call in
                                                    respect of Common Stock not fully paid, (v) repurchases
                                                    Common Stock or (vi) takes any similar action, in each
                                                    case, which action has a diluting or concentrative effect
                                                    on the theoretical value of the Common Stock; provided
                                                    that in the case of clause (iii) above, any such
                                                    adjustment shall be made to variables other than the Base
                                                    Amount.

                                                    In the event of (a) a consolidation or merger of the
                                                    Issuer, (b) any sale, transfer, lease or conveyance of
                                                    the property of the Issuer as an entirety or
                                                    substantially as an entirety, (c) any statutory exchange
                                                    of securities of the Issuer or (d) any liquidation,
                                                    dissolution or winding up of the Issuer (each of the
                                                    events described in clauses (a) through (d), a
                                                    "Reorganization Event"), then:

                                                    (i)  if the successor to the Issuer is a publicly-traded
                                                         entity with a public float as large as or larger
                                                         than the Issuer immediately prior to such event, so
                                                         long as the consideration received by holders of
                                                         Common Stock does not consist solely of non-stock
                                                         consideration, Purchaser will be entitled to
                                                         receive (A) on the Maturity Date the number of
                                                         shares of common stock of such successor
                                                         represented by the shares of Common Stock that
                                                         otherwise would have been deliverable and (B) a
                                                         cash payment on the date of the closing of such
                                                         event (the "Reorganization Termination Date") equal
                                                         to the sum of (I) the replacement value, as
                                                         determined by the Calculation Agent and calculated
                                                         as if the Exchange Rate described in clause (b) of
                                                         the definition thereof were also applicable in the
                                                         circumstances described in clauses (a) and (c) of
                                                         the definition thereof, of the percentage of each
                                                         Tranche equal to the percentage of non-stock
                                                         consideration (as a percentage of the total
                                                         consideration (the "Non-Stock Percentage"))
                                                         received in such event plus (II) the product of (x)
                                                         the Supplemental Amount, (y) the Base Amount for
                                                         such Tranche and (z) the Non-Stock Percentage; or

                                                    (ii) in any other case, the Maturity Date will be
                                                         accelerated to the Reorganization Termination Date
                                                         so that Purchaser will receive on the
                                                         Reorganization Termination Date the sum of (A) its
                                                         replacement value for each Tranche, as determined
                                                         by the Calculation Agent and calculated as if the
                                                         Exchange Rate described in clause (b) of the
                                                         definition thereof were also applicable in the
                                                         circumstances described in clauses (a) and (c) of
                                                         the definition thereof, payable in cash or any
                                                         freely transferable securities received by either
                                                         Seller in such event plus (B) the product of (x)
                                                         the Supplemental Amount and (y) the Base Amount for
                                                         such Tranche.

                 Supplemental Amount:               If the value of the consideration received per share of
                                                    Common Stock in a Reorganization Event (the
                                                    "Consideration Amount") is greater than the Threshold
                                                    Price, the Supplemental Amount shall be equal to the
                                                    Consideration Amount minus the Threshold Price.  If the
                                                    Consideration Amount is less than the Floor Price, the
                                                    Supplemental Amount shall be equal to the Consideration
                                                    Amount minus the Floor Price.  If the Consideration
                                                    Amount is less or equal to the Threshold Price and
                                                    greater than or equal to the Floor Price, the
                                                    Supplemental Amount shall be zero.

                 Registration of Hedge Sales:       Subsidiary shall be named as a selling shareholder in a
                                                    registration statement (the "Registration Statement")
                                                    covering the public sale by Purchaser or an affiliate
                                                    thereof of shares of Common Stock in connection with
                                                    hedging Purchaser's exposure to the transactions
                                                    contemplated hereby.  The Registration Statement shall be
                                                    filed by the Issuer and declared effective under the
                                                    Securities Act by the Securities and Exchange
                                                    Commission.  Sellers, the Issuer and Purchaser (or an
                                                    affiliate of Purchaser designated by Purchaser) shall
                                                    enter into an agreement (the "Registration Agreement") in
                                                    connection with the public sale of such shares by
                                                    Purchaser in a form customary for underwritten secondary
                                                    offerings of equity securities lead managed by J.P.
                                                    Morgan Securities Inc. (which agreement shall include,
                                                    without limitation, representations and warranties of
                                                    Sellers and the Issuer, provisions relating to
                                                    indemnification of, and contribution in connection with
                                                    the liability of, Purchaser and its affiliates by both
                                                    the Issuer and Sellers, payment by the Issuer or Sellers
                                                    of all registration expenses and the delivery by both the
                                                    Issuer and Sellers of legal opinions, secretary's and
                                                    executive officer's certificates, accountants' comfort
                                                    letters and other customary closing documents).

                 Dividend Payment:                  Sellers shall pay to Purchaser on the business day
                                                    following the payment of any cash dividend (other than an
                                                    Ordinary Cash Dividend) with respect to the Common Stock
                                                    (the "Dividend Payment Date") an amount in cash equal to
                                                    the product (the "Dividend Payment Amount") of (i) the
                                                    per share amount of such dividend and (ii) the sum of the
                                                    Base Amounts for each Tranche on the ex-dividend date for
                                                    such dividend.

                 Ordinary Cash Dividends:           For any given quarterly fiscal period, cash dividends
                                                    paid in respect of the Common Stock during such period,
                                                    but only to the extent that the aggregate amount of cash
                                                    dividends paid during such period does not exceed $0.10
                                                    per share.

                 Collateral Arrangements:           Subsidiary shall deposit on the Closing Date for each
                                                    Tranche, and shall maintain on and after such Closing
                                                    Date, in a Collateral Account with Purchaser a number of
                                                    shares of Common Stock free and clear of any liens or
                                                    transfer restrictions (other than restrictions on
                                                    transfer imposed by the Securities Act of 1933, as
                                                    amended (the "Securities Act")) equal to Base Amount for
                                                    such Tranche, to secure the obligations of Sellers in
                                                    respect of such Tranche.  Immediately upon payment of the
                                                    Proceeds Amount, Sellers shall deliver to Purchaser any
                                                    documents as Purchaser may reasonably request to evidence
                                                    that such shares have been delivered free and clear of
                                                    any such liens or transfer restrictions.

                                                    Upon the consent of Seller, Purchaser may borrow or
                                                    otherwise rehypothecate Common Stock from the Collateral
                                                    Account; provided that any such borrowing or
                                                    rehypothecation shall be effected such that this
                                                    provision will satisfy the requirements of a securities
                                                    lending transaction under Section 1058 of the Internal
                                                    Revenue Code of 1986, as amended. The Collateral
                                                    Agreement will include standard provisions for dividends
                                                    and voting, including the loss of voting rights with
                                                    respect to any shares actually borrowed or
                                                    rehypothecated by Purchaser. Upon the early termination
                                                    of any Tranche by Sellers, a corresponding number of
                                                    shares will be returned to Subsidiary and will cease to
                                                    be security.

                                                    Subsidiary shall have the right at any time during the
                                                    term of the Contract to substitute for all (but not less
                                                    than all) of the Common Stock pledged as collateral (the
                                                    "Share Collateral") United States government securities
                                                    with a value at least equal to 150% of the value of the
                                                    Share Collateral, marked to market on a daily basis.
                                                    Upon the substitution described in the immediately
                                                    preceding sentence, the Share Collateral shall be
                                                    returned to Subsidiary and shall no longer be treated as
                                                    collateral.

                 Reimbursement Obligation:          If Sellers fail to make available (by reason of
                                                    Securities Act restrictions or otherwise) at any time, a
                                                    number of shares of Common Stock equal to the sum of the
                                                    Base Amounts for each Tranche for the purpose of
                                                    securities lending or hypothecation, Sellers shall make
                                                    cash payments to Purchaser from time to time in an amount
                                                    sufficient to reimburse Purchaser for any costs relating
                                                    to the borrowing of such shares of Common Stock during
                                                    the period such unavailability exists.

                 Representations and Warranties:    Sellers represent and warrant to Purchaser that:

                                                    (a)  Each Seller is a corporation duly organized and
                                                         existing in good standing under the laws of the
                                                         State of Delaware;

                                                    (b)  The execution and delivery of this term sheet and
                                                         the performance by each Seller of such Seller's
                                                         obligations hereunder do not violate or conflict
                                                         with any provision of the certificate of
                                                         incorporation or bylaws of such Seller, any law,
                                                         order or judgment applicable to such Seller or any
                                                         of such Seller's assets or any contractual
                                                         restriction binding on or affecting such Seller or
                                                         any of such Seller's assets (it being understood
                                                         that the existence on any date after the date
                                                         hereof of factual contingencies to the
                                                         effectiveness on the Closing Date for any Tranche
                                                         of any consent required to be obtained under any
                                                         agreement in connection with the execution or
                                                         delivery of this term sheet or the consummation of
                                                         the transactions contemplated hereby shall not be
                                                         deemed to give rise to any breach of the
                                                         representation and warranty set forth in this
                                                         paragraph (b) with respect to contractual
                                                         restrictions binding on or affecting either Seller
                                                         or any of such Seller's assets);

                                                    (c)  The execution and delivery of this term sheet by
                                                         each Seller and the consummation by such Seller of
                                                         the transactions contemplated hereby have been duly
                                                         authorized by all necessary corporate action;

                                                    (d)  Each Seller has duly executed this term sheet. Each
                                                         Seller's obligations under this term sheet
                                                         constitute such Seller's legal, valid and binding
                                                         obligations, enforceable in accordance with their
                                                         respective terms (subject to applicable bankruptcy,
                                                         reorganization, insolvency, moratorium or similar
                                                         laws affecting creditors' rights generally and
                                                         subject, as to enforceability, to equitable
                                                         principles of general application (regardless of
                                                         whether enforcement is sought in a proceeding in
                                                         equity or at law));

                                                    (e)  Each Seller is acting for such Seller's own
                                                         account, and has made such Seller's own independent
                                                         decision to enter into this transaction and as to
                                                         whether this transaction is appropriate or proper
                                                         for such Seller based upon such Seller's own
                                                         judgment and upon advice of such advisors as such
                                                         Seller deems necessary. Each Seller acknowledges
                                                         and agrees that such Seller is not relying, and has
                                                         not relied, upon any communication (written or
                                                         oral) of Purchaser or any affiliate, employee or
                                                         agent of Purchaser with respect to the legal,
                                                         accounting, tax or other implications of this
                                                         transaction and that such Seller has conducted such
                                                         Seller's own analyses of the legal, accounting, tax
                                                         and other implications hereof; it being understood
                                                         that information and explanations related to the
                                                         terms and conditions of this transaction shall not
                                                         be considered investment advice or a recommendation
                                                         to enter into this transaction. Each Seller is
                                                         entering into this transaction with a full
                                                         understanding of all of the terms and risks hereof
                                                         (economic and otherwise) and is capable of
                                                         evaluating and understanding (on such Seller's own
                                                         behalf or through independent professional advice),
                                                         and understands and accepts, the terms, conditions
                                                         and risks. Each Seller is also capable of assuming
                                                         (financially and otherwise), and assumes, those
                                                         risks. Each Seller acknowledges that neither
                                                         Purchaser nor any affiliate, employee or agent of
                                                         Purchaser is acting as a fiduciary for or an
                                                         adviser to such Seller in respect of this
                                                         transaction;

                                                    (f)  The terms hereof have been negotiated, and the
                                                         transactions contemplated hereby shall be executed,
                                                         on an arm's length basis;

                                                    (g)  Neither Seller is and, after giving effect to the
                                                         transactions contemplated hereby, neither Seller
                                                         will be an "investment company", as such term is
                                                         defined in the Investment Company Act of 1940, as
                                                         amended (the "1940 Act"), that is required to be
                                                         registered under the 1940 Act;

                                                    (h)  Neither Seller is in possession of any material
                                                         non-public information regarding the Issuer; and

                                                    (i)  Each Seller has total assets exceeding $10,000,000.

                                                    Purchaser represents and warrants to Sellers that:

                                                    (a)  Purchaser is a company duly organized and existing
                                                         in good standing under the laws of its jurisdiction
                                                         of incorporation;

                                                    (b)  The execution and delivery of this term sheet and
                                                         the performance by Purchaser of Purchaser's
                                                         obligations hereunder do not violate or conflict
                                                         with any provision of the constitutive documents of
                                                         Purchaser, any law, order or judgment applicable to
                                                         Purchaser or any of Purchaser's assets or any
                                                         contractual restriction binding on or affecting
                                                         Purchaser or any of Purchaser's assets;

                                                    (c)  The execution and delivery of this term sheet by
                                                         Purchaser and the consummation by Purchaser of the
                                                         transactions contemplated hereby have been duly
                                                         authorized by all necessary corporate action;

                                                    (d)  Purchaser has duly executed this term sheet.
                                                         Purchaser's obligations under this term sheet
                                                         constitute Purchaser's legal, valid and binding
                                                         obligations, enforceable in accordance with their
                                                         respective terms (subject to applicable bankruptcy,
                                                         reorganization, insolvency, moratorium or similar
                                                         laws affecting creditors' rights generally and
                                                         subject, as to enforceability, to equitable
                                                         principles of general application (regardless of
                                                         whether enforcement is sought in a proceeding in
                                                         equity or at law));

                                                    (e)  Purchaser has total assets exceeding $10,000,000.

                                                    If, at any time during the period beginning on the date
                                                    hereof and ending on the final Closing Date, any of the
                                                    representations and warranties of Sellers or Purchaser
                                                    set forth above are not true, correct and complete as if
                                                    made as of such time, the maker of such representation
                                                    or warranty shall notify the other parties hereto as
                                                    promptly as practicable.

                 Events of Default:                 The final documentation for each Tranche will contain
                                                    customary Events of Default, including the following:

                                                    (a)  failure to perform any covenant thereunder for 60
                                                         days after notice of breach;

                                                    (b)  in the judgment of the Calculation Agent, Purchaser
                                                         is unable to hedge Purchaser's exposure to the
                                                         transactions contemplated hereby because of the
                                                         lack of sufficient shares of Common Stock (not to
                                                         exceed the sum of the Base Amounts for each
                                                         Tranche) being made available for share borrowing
                                                         by lenders, including without limitation lenders
                                                         identified by Sellers with whom Purchaser shall
                                                         consult;

                                                    (c)  certain events of cross-default, bankruptcy,
                                                         insolvency or reorganization with respect to either
                                                         Seller; and

                                                    (d)  failure to deliver (i) the freely transferable
                                                         shares of Common Stock (or cash with equal value)
                                                         required on any Maturity Date, (ii) the cash
                                                         amounts (or, if applicable, freely transferable
                                                         securities) required on any Reorganization
                                                         Termination Date or any date on which any Tranche
                                                         is terminated in whole or in part pursuant to the
                                                         terms set forth under "Early Termination" above or
                                                         (iii) any Dividend Payment Amount on any Dividend
                                                         Payment Date.

                                                    Upon the occurrence of an Event of Default, Purchaser
                                                    may terminate any Tranche at a price (payable in Common
                                                    Stock or, if Purchaser has substituted United States
                                                    government securities as collateral pursuant to the
                                                    terms set forth under "Collateral Arrangements" above,
                                                    in cash) equal to Purchaser's replacement cost for such
                                                    Tranche, as determined by the Calculation Agent.

                 Capital Structure:                 The Contract will be a secured forward contract of each
                                                    Seller.

                 Conditions Precedent:              If, at any time prior to the Final Issue Date, any of the
                                                    following conditions are not satisfied:

                                                    (a)  the representations and warranties of each Seller
                                                         shall be true and correct as if made at such time
                                                         and each Seller shall have performed all of its
                                                         obligations required to be performed by it
                                                         hereunder;

                                                    (b)  any consent required to be obtained under any
                                                         agreement in connection with the execution or
                                                         delivery of this term sheet or the consummation of
                                                         the transactions contemplated hereby shall have
                                                         been obtained and shall be in full force and effect
                                                         and the conditions of any such consent shall have
                                                         been satisfied;

                                                    (c)  Sellers shall have delivered to Purchaser evidence
                                                         acceptable to Purchaser that the condition set
                                                         forth in paragraph (b) above is satisfied;

                                                    (d)  the representations and warranties of Sellers and
                                                         the Issuer contained in the Registration Agreement
                                                         and any certificate delivered pursuant thereto
                                                         shall be true and correct as if made at such time
                                                         and each of Sellers and the Issuer shall have
                                                         performed all of the obligations required to be
                                                         performed by it under the Registration Agreement;
                                                         or

                                                    (e)  on each Representation Date (as defined in the
                                                         Registration Agreement) that shall have occurred
                                                         prior to such time, Davis Polk & Wardwell, counsel
                                                         to Purchaser, in its professional judgment, shall
                                                         have been able to provide an opinion to Purchaser
                                                         relating to the disclosure in the Registration
                                                         Statement in form and substance acceptable to
                                                         Purchaser;

                                                    any Tranche that has not been consummated prior to such
                                                    date shall be terminated and unwound and Sellers shall
                                                    deliver to Purchaser an amount in cash (the "Net Payment
                                                    Amount" with respect to each such Tranche) equal to the
                                                    aggregate amount of costs and expenses (including market
                                                    losses) relating to the unwinding of Purchaser's hedging
                                                    activities in respect of such Tranche (provided that if
                                                    such Net Payment Amount is negative, Purchaser shall
                                                    deliver to Subsidiary an amount in cash equal to the
                                                    absolute value of such Net Payment Amount).

                 Conditions Precedent to Payment
                 of the Proceeds Amount:            The payment of the Proceeds Amount for each Tranche on
                                                    the Closing Date for such Tranche is subject to (a)
                                                    Purchaser's legal, regulatory, credit and risk approval
                                                    of the transaction, (b) the delivery by Sellers to
                                                    Purchaser of a customary corporate opinion of nationally
                                                    recognized counsel acceptable to Purchaser in form and
                                                    substance acceptable to Purchaser, (c) the truth and
                                                    correctness of the representations and warranties of
                                                    each Seller and the performance by each Seller of its
                                                    obligations hereunder (including without limitation the
                                                    performance of the obligations set forth under
                                                    "Collateral Arrangements" above) and under the final
                                                    documentation described under "Breakage Costs" below,
                                                    (d) the receipt by Purchaser of evidence reasonably
                                                    acceptable to Purchaser that immediately upon payment of
                                                    the Proceeds Amount for such Tranche, a number of shares
                                                    of Common Stock equal to the Base Amount for such
                                                    Tranche shall be delivered to Purchaser free and clear
                                                    of any liens or transfer restrictions (other than
                                                    restrictions on transfer imposed by the Securities Act)
                                                    pursuant to the term set forth in "Collateral
                                                    Arrangements" above and (e) the satisfaction of each
                                                    condition set forth in "Conditions Precedent" above.

                 Breakage Costs:                    The parties expect to execute final documentation
                                                    relating to each Tranche after Purchaser has completed
                                                    its hedging activities in connection with such Tranche.
                                                    If (i) Sellers fail to fulfill their obligations
                                                    hereunder with respect to any Tranche or any of the
                                                    conditions set forth in "Conditions Precedent to Payment
                                                    of the Proceeds Amount" above or in the final
                                                    documentation relating to such Tranche are not satisfied
                                                    or (ii) final documentation reasonably satisfactory to
                                                    Purchaser relating to such Tranche has not been executed
                                                    by 5:00 p.m., New York City time on the date six weeks
                                                    following the Issue Date for such Tranche, such Tranche
                                                    shall be terminated and unwound and Sellers shall deliver
                                                    to Purchaser the Net Payment Amount with respect to such
                                                    Tranche (provided that if such Net Payment Amount is
                                                    negative, Purchaser shall deliver to Subsidiary an amount
                                                    in cash equal to the absolute value of such Net Payment
                                                    Amount).  Notwithstanding any provision hereof to the
                                                    contrary, if on the Closing Date for any Tranche, Sellers
                                                    are unable to satisfy the conditions to any consent
                                                    required to be obtained in order for Sellers to perform
                                                    their obligations hereunder, Sellers may elect to satisfy
                                                    their obligations hereunder by terminating and unwinding
                                                    such Tranche and any subsequent Tranche that has not been
                                                    consummated and delivering to Purchaser the Net Payment
                                                    Amount with respect to such Tranche in lieu of the other
                                                    payments or deliveries provided herein (provided that if
                                                    such Net Payment Amount is negative, Purchaser shall
                                                    deliver to Subsidiary an amount in cash equal to the
                                                    absolute value of such Net Payment Amount).

                 Assignment:                        The rights and duties hereunder and under the Contract
                                                    and Collateral Agreement may not be assigned or
                                                    transferred by any party hereto or thereto without the
                                                    prior written consent of the other parties hereto or
                                                    thereto; provided that Purchaser may assign or transfer
                                                    any of its rights or duties hereunder or thereunder with
                                                    the prior written consent of each Seller (which consent
                                                    shall not be unreasonably withheld).

                 Joint and Several Obligations:     The obligations of Sellers hereunder shall be joint and
                                                    several.

                 Governing Law:                     This term sheet shall be governed by and construed in
                                                    accordance with the laws of the State of New York without
                                                    reference to choice of law doctrine.




Understood and Agreed to, this 12th day of February, 2002:


MAFCO HOLDINGS INC.


By:  /s/Todd J. Slotkin
     ________________________________
       Name: Todd J. Slotkin
       Title: Executive Vice President and
                Chief Financial Officer


GSB INVESTMENTS CORP.


By:  /s/Todd J. Slotkin
     ________________________________
       Name: Todd J. Slotkin
       Title: Executive Vice President and
                Chief Financial Officer


JPMORGAN CHASE BANK,
by J.P. Morgan Securities Inc., as Agent


By:  /s/Neeraj Hora
     ________________________________
        Name: Neeraj Hora
       Title: Vice President






J.P. MORGAN SECURITIES INC., as Agent


By:  /s/Neeraj Hora
     ________________________________
        Name: Neeraj Hora
       Title: Vice President